Exhibit 10.3

AMERICAN SUPERCONDUCTOR CORPORATION

Restricted Stock Agreement

AGREEMENT made this              day of             , 2004, between American Superconductor Corporation, a Delaware corporation (the “Company”), and (the “Employee”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares.

The Company shall issue and sell to the Employee, and the Employee shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan (the “Plan”),             shares (the “Shares”) of common stock, $.01 par value, of the company (“Common Stock”), at a purchase price of $.01 per share. The aggregate purchase price for the Shares shall be paid by the Employee by check payable to the order of the company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the company shall issue to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee. The Employee agrees that the Shares shall be subject to the purchase options set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

(a) The Shares shall vest upon the earliest of (i) [insert financial targets]; (ii) a Change in Control of the Company (as defined below); or (iii) [            ]. The Shares shall be “Unvested Shares” until vested as provided in the preceding sentence.

For purposes of the Agreement, a “Change in Control” shall be deemed to have occurred upon the occurrence of the following events: (i) any “person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years ending during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any

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transaction described in clause (i), (iii) or (iv) of this Section 2) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the “Disinterested Directors”), cease for any reason to constitute a majority of the Board of Directors; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there occurs the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b) In the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, prior to the occurrence of one of the events stated in clauses (i), (ii) or (iii) of paragraph (a) above, the Company shall have the right and option (the “Purchase Option”) to purchase from the Employee, for a sum of $.01 per share (the “Option Price”), some or all of the Unvested Shares.

(c) For purposes of the Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his estate), within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

(b) Within 10 days after delivery to the Employee of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Employee (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Employee the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

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(d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

(e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(f) The Company may assign its Purchase Option to one or more persons or entities.

4. Restrictions on Transfer.

The Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Employee may transfer such Shares (i) to or for the benefit of any spouse, child or grandchild of the Employee, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as a part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with Section 9 of the Plan, the securities or other property received by the Employee in connection with such transaction shall remain subject to this Agreement.

5. Escrow.

The Employee shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Controller of the company, as escrow agent thereunder. The Employee shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Employee, the certificates(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6. Restrictive Legends.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities law:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

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7. Withholding Taxes; Section 83(b) Election.

(a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Employee or the lapse of the Purchase Option.

(b) The Employee acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Employee; and that the Employee is solely responsible for evaluating the tax implications to the Employee or his or her purchase of the shares under this Agreement and for making such election if he or she so chooses.

8. No Rights To Employment.

Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company. The Employee further acknowledges and agrees that the transactions contemplated hereunder and the vesting provisions set forth herein do not constitute an express or implied process of continued engagement as an employee until the Shares vest, for any period of time, or at all.

9. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which has been furnished to the Employee.

10. Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. Waiver.

Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

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12. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

13. Notice.

All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Pronouns.

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, vice versa.

15. Entire Agreement.

This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

16. Amendment.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

17. Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Thomas Rosa
Title:	Vice President, Finance and Accounting
Address:	Two Technology Drive
Westborough, MA 01581

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The Employee has reviewed the provisions of this Agreement, has had an opportunity to obtain the advice of the Employee’s own tax and legal advisors prior to executing this Agreement and fully understands and agrees to the provisions hereof. The Employee understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by this Agreement and is not acting as counsel to the Employee.

Address:

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Exhibit A

AMERICAN SUPERCONDUCTOR CORPORATION

Joint Escrow Instructions

______, 2004

Mr. Thomas M. Rosa

Vice President, Finance and Accounting

American Superconductor Corporation

Two Technology Drive

Westborough, MA 01581

Dear Sir:

As Escrow Agent for the American Superconductor Corporation, a Delaware corporation (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction here contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2. Closing of Purchase.

(a) Upon any purchase by the company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

(b)	At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver the same, together with the

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certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4.	Duties of Escrow Agent.

(a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may relay and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Controller of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Controller shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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(h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorney’s fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	American Superconductor Corporation
Two Technology Drive
Westborough, MA 01581

HOLDER:	Notices to Holder shall be sent to the address set forth
below Holder’s signature below.

ESCROW AGENT:	American Superconductor Corporation
Two Technology Drive
Westborough, MA 01581
Attn: Vice President, Finance and Accounting

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6. Miscellaneous.

(a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Thomas Rosa
Title:	Vice President, Finance and Accounting

HOLDER:

(Signature)

Print Name

Address:

Date Signed:

ESCROW AGENT:

Vice President, Finance and Accounting

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Exhibit B

Stock Assignment

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto                      (            ) shares of Common Stock, $[0.01] par value per share, of                      (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number              herewith, and do hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

	Dated:	_____________

IN PRESENCE OF

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

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